Exhibit 99.B(a)(31)

ING PARTNERS, INC.

ARTICLES OF AMENDMENT

ING PARTNERS, INC., a Maryland corporation having its principal office in Baltimore, Maryland (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:            The Charter of the Corporation is hereby amended by renaming the classified shares of capital stock of the following series as follows:

Old Name	New Name

ING Legg Mason Partners Aggressive Growth Portfolio — Initial Class	ING Legg Mason ClearBridge Aggressive Growth Portfolio — Initial Class

ING Legg Mason Partners Aggressive Growth Portfolio — Adviser Class	ING Legg Mason ClearBridge Aggressive Growth Portfolio — Adviser Class

ING Legg Mason Partners Aggressive Growth Portfolio — Service Class	ING Legg Mason ClearBridge Aggressive Growth Portfolio — Service Class

ING Legg Mason Partners Aggressive Growth Portfolio — Service 2 Class	ING Legg Mason ClearBridge Aggressive Growth Portfolio — Service 2 Class

ING Oppenheimer Strategic Income Portfolio — Initial Class	ING Oppenheimer Global Strategic Income Portfolio — Initial Class

ING Oppenheimer Strategic Income Portfolio — Adviser Class	ING Oppenheimer Global Strategic Income Portfolio — Adviser Class

ING Oppenheimer Strategic Income Portfolio — Service Class	ING Oppenheimer Global Strategic Income Portfolio — Service Class

ING Oppenheimer Strategic Income Portfolio — Service 2 Class	ING Oppenheimer Global Strategic Income Portfolio — Service 2 Class

ING Solution Growth and Income Portfolio — Initial Class	ING Solution Moderate Portfolio — Initial Class

ING Solution Growth and Income Portfolio — Adviser Class	ING Solution Moderate Portfolio — Adviser Class

Old Name	New Name

ING Solution Growth and Income Portfolio — Service Class	ING Solution Moderate Portfolio — Service Class

ING Solution Growth and Income Portfolio — Service 2 Class	ING Solution Moderate Portfolio — Service 2 Class

SECOND:               The foregoing amendment to the Charter was duly approved by a majority of the entire Board of Directors of the Corporation at  meetings held on November 12, 2009 and March 25, 2010.

THIRD:                  The foregoing amendment is limited to changes expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by stockholders.

FOURTH:              The foregoing amendment shall be effective on April 30, 2010.

The undersigned Senior Vice President acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Senior Vice President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Senior Vice President and witnessed by its Assistant Secretary on this 8th day of April, 2010.

WITNESS:	ING PARTNERS, INC.

/s/ Kathleen M. Nichols	/s/ Todd Modic
Kathleen M. Nichols	Todd Modic
Assistant Secretary	Senior Vice President

CERTIFICATE

THE UNDERSIGNED, Senior Vice President of ING Partners, Inc., who executed on behalf of said corporation the foregoing Articles of Amendment to the Charter, of which this certificate is made a part, hereby acknowledges that the foregoing Articles of Amendment are the act of the said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

/s/ Todd Modic
Name:	Todd Modic
Title:	Senior Vice President